                SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 1, 2005

SOMERSET INTERNATIONAL GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	0-10854	13-27956-75
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

90 WASHINGTON VALLEY ROAD

BEDMINSTER, NEW JERSEY 07921

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(908) 719-8909

(ISSUER TELEPHONE NUMBER)

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On August 1, 2005, Somerset International Group, Inc. issued a press release announcing that Secure System, Inc., a subsidiary of Somerset International Group, Inc. and a leading provider of wireless security solutions to the educational and healthcare industries, announced today that it had made significant progress in its marketing efforts by signing four companies to Reseller Agreements during the quarter. These companies are: The Mercury Group (http://www.mercury-group.com), Communications Link Services Corporation(http://www.commlinkservices.com), Dobil Laboratories, Inc. (http://www.dobil.com), and The Phoenix Group International (http://www.the-Phoenix-Group.com).

Secure System, Inc. believes that these resellers will expand its distribution capabilities for Secure System products to educational, medical, and private institutions. In addition, they will create additional avenues by which institutions may obtain Secure System’s proprietary wireless personal alarm systems. These new alliances continue the expansion of Secure Systems’ marketing presence by adding additional representation along the East coast.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired:
None

(b) Exhibits
Number	Exhibit
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Somerset International Group, Inc.

By: /s/ John X. Adiletta

JOHN X. ADILETTA

President

Dated: August 1, 2005